   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997.


                                                      REGISTRATION NO. 333-37725
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          PRINCETON VIDEO IMAGE, INC.

             (Exact Name of Registrant as Specified in its Charter)

          NEW JERSEY                          8999                          22-3062052
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)

                            ------------------------

               15 PRINCESS ROAD                                 BROWN F WILLIAMS
            LAWRENCEVILLE, NJ 08648                        PRINCETON VIDEO IMAGE, INC.
                (609) 912-9400                                  15 PRINCESS ROAD
  (Address, Including Zip Code, and Telephone                LAWRENCEVILLE, NJ 08648
 Number, Including Area Code, of Registrant's                    (609) 912-9400
          Principal Executive Office)                (Name, Address, Including Zip Code, and
                                                                    Telephone
                                                    Number, Including Area Code, of Agent for
                                                                    Service)

                            ------------------------

                                   COPIES TO:

            RICHARD J. PINTO, ESQ.                           ROBERT H. WERBEL, ESQ.
    Smith, Stratton, Wise, Heher & Brennan                    GUY N. MOLINARI, ESQ.
             600 College Road East                             Werbel & Carnelutti
              Princeton, NJ 08540                          A Professional Corporation
                (609) 924-6000                                  711 Fifth Avenue
                                                               New York, NY 10022
                                                                 (212) 832-8300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a corporate agent, including a director and/or officer, against expenses and liabilities incurred in connection with certain proceedings involving such corporate agent by reason of his or her being or having been a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful. In any such proceeding, the termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.


    The Company currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The total coverage under the insurance policy is $1,000,000, with a deductible of $35,000. The Company's current policy specifically excludes coverage for any claim made against the directors and officers based upon (i) the purchase, sale, or offer of any security of the Company, or (ii) any claim brought by a security holder of the Company. Such exclusion includes claims which allege a violation of the Securities Act of 1933 (the "Securities Act"), as amended, and the Securities Exchange Act of 1934, as amended. The Company has also purchased additional directors and officers liability insurance policies which provide coverage with respect to various securities related matters.


    In addition, the Underwriting Agreement, a proposed form of which is filed as Exhibit 1.1 hereto, contains provisions for indemnification by the Underwriters of the Company and its officers, directors and certain other persons, against certain civil liabilities, including certain liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the Registrant's costs and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, the NASD Filing Fee and the Nasdaq National Market Fees, the amounts listed below are estimates:

SEC Registration Fee..............................................  $  16,773
NASD Filing Fee...................................................  $   6,035
Nasdaq Listing Applications Fee...................................  $  35,772
Legal fees and expenses...........................................  $ 185,000
Blue Sky fees and expenses........................................  $  35,000
Accounting fees and expenses......................................  $ 165,000
Printing and Engraving expenses...................................  $ 120,000
Transfer Agent and Registrar Fees.................................  $   2,500
Miscellaneous expenses............................................  $  38,920
                                                                    ---------
    Total.........................................................  $ 605,000

    All expenses of registration incurred in connection herewith are being borne by the Company. In addition, the Company has purchased directors and officers liability insurance for $250,000.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    In the three years preceding the filing of this Registration Statement, the Company has sold the following securities that were not registered under the Securities Act. All share information and per share amounts have been adjusted to reflect a 2-for-1 Common Stock split effective on September 3, 1997.

         (1) During the period January 1, 1994 through October 1, 1997 the Company granted stock options to employees, directors and consultants under its 1993 Amended Stock Option Plan covering an aggregate of 1,277,030 shares of the Company's Common Stock. Of these, options covering approximately 141,000 shares have been canceled without being exercised. The weighted average exercise price of the stock options outstanding as of October 1, 1997 was $14.16 per share. During the same period, the Company did not sell any shares of its Common Stock to employees, directors and consultants upon the exercise of outstanding stock options.

         (2) On May 31, 1995, the Company sold 105,300 shares of Common Stock to 40 accredited investors for an aggregate purchase price of $1,316,250 pursuant to the exercise of warrants.

         (3) Between September 1995 and the date of this Registration Statement, the Company issued warrants to purchase an aggregate of up to 21,572 shares of Common Stock at an exercise price of $15.00 per share to T.J. Koellhoffer & Associates in partial consideration for services rendered to the Company.

         (4) In October 1995, the Company sold 2,000 shares of Common Stock to Sheldon S. Wilson for an aggregate purchase price of $25,000, pursuant to the exercise of warrants.

         (5) In October 1995, the Company sold to Presencia 0.041 units, each unit consisting of 2,000 shares of Common Stock, 1,000 shares of Series B Redeemable Preferred Stock and warrants to purchase 2,000 shares of Common Stock at an exercise price of $12.50 per share, 1,016 shares of Common Stock, and warrants to purchase 10,932 shares of Common Stock at an exercise price of $12.50 per share, for an aggregate purchase price of $13,930, pursuant to the exercise of Presencia's right of co-investment.

         (6) On February 9, 1996, the Company sold 282,266 shares of Common Stock to 49 accredited investors for an aggregate purchase price of $4,939,655. In addition, the Company granted Allen &

    Company Incorporated warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share in consideration of placement agent services provided by Allen & Company Incorporated in connection with such private placement.

         (7) On March 28, 1996, the Company issued warrants to purchase up to 24,000 shares of Common Stock at an exercise price of $15.00 per share to Presencia in consideration of its continued efforts and certain expenses incurred by Presencia in helping to promote use of the L-VIS System in the Mexican market.

         (8) On April 23, 1996, the Company sold 938 shares of Common Stock to Glen S. Lewy for an aggregate purchase price of $1,055 pursuant to the exercise of warrants.

         (9) On May 2, 1996, the Company sold 170,000 shares of Common Stock to 19 accredited investors for an aggregate purchase price of $1,062,500 pursuant to the exercise of warrants.

        (10) On August 31, 1996, the Company sold 8,000 shares of Common Stock to Richard Khaleel for an aggregate purchase price of $20,000 pursuant to the exercise of warrants.

        (11) On September 10, 1996, the Company sold 4,000 shares of Common Stock to Richard Cheney for an aggregate purchase price of $10,000 pursuant to the exercise of warrants.

        (12) On June 15, 1997, the Company sold 295,758 shares of Common Stock to 119 accredited shareholders and warrantholders of the Company for an aggregate purchase price of $1,109,093, and the Company sold 97,930 shares of Common Stock to several such warrantholders for an aggregate purchase price of $110,171, pursuant to the exercise of warrants. In connection with this sale, Presencia was issued 18,610 shares of Common Stock in July 1997 for no consideration pursuant to its anti-dilution rights which terminate upon the closing of this Offering. See Note 9 of Notes to Financial Statements.

        (13) As of June 30, 1997, the Company had received subscriptions for 291,756 shares of Common Stock from 42 accredited shareholders of the Company for an aggregate purchase price of $1,094,085, which shares were issued by the Company on July 15, 1997. In connection with this sale, Presencia was issued 18,360 shares of Common Stock in July 1997 for no consideration pursuant to its anti-dilution rights which terminate upon the closing of this Offering. See Note 9 of Notes to Financial Statements.

        (14) On July 31, 1997, the Company sold 48,550 shares of Common Stock to 7 accredited warrantholders of the Company for an aggregate purchase price of $82,119, pursuant to the exercise of warrants.

        (15) On July 31, 1997, the Company sold 190,000 shares of Common Stock to Mr. Williams and 72,000 shares of Common Stock to Mr. McCleery pursuant to the exercise of warrants, in exchange for Mr. Williams' and Mr. McCleery's delivery of non-recourse promissory notes in the principal amount of $475,000 and $180,000, respectively, the aggregate exercise price of their respective warrants.

        (16) On August 8, 1997, the Company sold 5,896 shares of Common Stock to Richard Cheney for an aggregate purchase price of $6,633, pursuant to the exercise of warrants.

        (17) On August 25, 1997, the Company sold 15,678 shares of Common Stock to Leigh A. Wilson for an aggregate purchase price of $17,638 and 938 shares of Common Stock to Brown F Williams for an aggregate purchase price of $1,055, pursuant to the exercise of warrants.

        (18) On September 3, 1997, the Company issued a warrant to purchase up to 20,000 shares of Common Stock at an exercise price of $4.50 per share to PVR in consideration of consulting services PVR previously provided to the Company.

        (19) On October 20, 1997, the Company issued 30 units, each consisting of a $100,000, 10% senior secured promissory note and warrants to purchase up to 10,000 shares of Common Stock, to 28 accredited investors for an aggregate purchase price of $3,000,000.

    The sales and issuances of securities in the transactions described in paragraph (1) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701, or were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) as transactions not involving any public offering.

    The sale and issuance of securities in the transaction described in paragraphs (10), (11) and (16) above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) as transactions not involving any public offering. The Company believes that each of the parties was sophisticated within the meaning of Section 4(2) based upon his business experience and relationship with the Company. The transactions described in paragraphs (2) through (9), (12) through (15) and (17) through (19) were deemed to be exempt from registration under the Securities Act by virtue of Rule 506 as transactions not involving any public offering. The purchasers in each transaction represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends are affixed to the stock certificates issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS


 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
    1.1+    --Form of Underwriting Agreement
    3.1+    --Restated Certificate of Incorporation
    3.2+    --Bylaws
    4.1+    --Specimen Common Stock Certificate
    4.2+    --Form of Warrant for the purchase of 400,000 shares of Common Stock issued to the Representatives
    4.3+    --Form of Warrant for the purchase of shares of Common Stock issued in connection with the Company's bridge financing in October 1997
    4.4+    --Form of warrant for the purchase of shares of Common Stock issued by the Company
    5.1     --Opinion of Smith, Stratton, Wise, Heher & Brennan
   10.1+    --Amended 1993 Stock Option Plan
   10.2+    --Form of Employee Confidentiality, Invention Assignment and Non-Compete Agreement
   10.3+    --Form of Consultant Confidentiality, Invention Assignment and Non-Compete Agreement
   10.4+**  --Research Agreement dated November 1, 1990 between the Company and David Sarnoff Research Center,
              Inc., as amended by Agreement dated August 9, 1991, letter dated July 1, 1992, Letter Agreement dated
              July 9, 1992, letter dated November 30, 1992 and Agreement dated June 26, 1995 and effective as of
              December 31, 1993
   10.5+**  --License Agreement dated as of July 24, 1996 between the Company and the General Electric Company
   10.6+    --Letter Agreement dated May 1, 1993 between the Company and Grupo Sitt, as amended by Letter Agreement dated June 25, 1993
   10.7+    --License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V.

 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
   10.8+    --Letter Agreement dated February 3, 1995 between the Company and Capital Cities/ABC, Inc., as amended by Letter Agreement dated August 29, 1996 between the Company and ESPN, Inc. and by letter dated
              April 22, 1996
   10.9+    --License Agreement dated December 18, 1995 between the Company and Theseus Research, Inc.
   10.10+   --Second Amended and Restated Registration Rights Agreement dated as of February 2, 1996, as amended by agreement dated October 20, 1997 and by agreement dated October 30, 1997
   10.11+   --Employment Agreement dated January 24, 1997 between the Company and Brown F Williams
   10.12+   --Employment Agreement dated January 24, 1997 between the Company and Douglas J. Greenlaw
   10.13+   --Employment Agreement dated March 4, 1997 between the Company and Samuel A. McCleery
   10.14+   --Lease Agreement dated April 21, 1997 between the Company and 1325 Limited Partnership
   10.15+   --Promissory Note dated May 31, 1997 of Princeton Venture Research, Inc. in favor of the Company
   10.16+   --Promissory Note dated May 31, 1997 of John B. Torkelsen in favor of the Company
   10.17+   --Promissory Note dated May 31, 1997 of Pamela R. Torkelsen in favor of the Company
   10.18+   --Promissory Note dated July 15, 1997 of Princeton Venture Research, Inc. in favor of the Company
   10.19+   --Promissory Note dated July 15, 1997 of Pamela R. Torkelsen in favor of the Company
   10.20+   --Lease Agreement dated July 16, 1997 between the Company and Princeton South at Lawrenceville One
   10.21+   --Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company
   10.22+   --Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams
   10.23+   --Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company
   10.24+   --Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery
   10.25+   --Assignment dated January 22, 1992 by Roy Jonathon Rosser and Martin Leach to the Company regarding a patent
   10.26+   --Assignment dated October 22, 1993 by Roy Jonathon Rosser and Brown F Williams to the Company
              regarding a patent
   10.27+   --Assignment dated January 30, 1995 by Roy Rosser, Subhodev Das, Yi Tan and Peter von Kaenel to the
              Company regarding a patent
   11.1+    --Statement regarding computation of per share earnings
   21.1+    --Subsidiaries of the Registrant
   23.1     --Consent of Coopers & Lybrand L.L.P., independent public accountants
   23.2     --Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1)
   24.1+    --Power of Attorney
   27.1+    --Financial Data Schedule

------------------------

** Confidential treatment has been requested with respect to a portion of this Exhibit.

 +  Previously filed.

    FINANCIAL STATEMENT SCHEDULES

    No schedules are required because the information is either not applicable or is presented elsewhere herein.

ITEM 28. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) Include any additional of changed material information on plan of distribution.

        (2) For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in the Township of Lawrence, State of New Jersey, on December 15, 1997.


                                PRINCETON VIDEO IMAGE, INC.

                                By:             /s/ BROWN F WILLIAMS
                                     -----------------------------------------
                                                  Brown F Williams
                                               CHAIRMAN OF THE BOARD
                                                   AND TREASURER


    In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
     /s/ BROWN F WILLIAMS         Treasurer (principal
------------------------------    executive officer and       December 15, 1997
       Brown F Williams           principal financial
                                  officer)

   /s/ DOUGLAS J. GREENLAW      President, Chief Executive
------------------------------    Officer and Director        December 15, 1997
     Douglas J. Greenlaw

   /s/ ELIZABETH A. DUMONT      Controller (Controller)
------------------------------                                December 15, 1997
     Elizabeth A. Dumont

              *                 Director
------------------------------                                December 15, 1997
      Lawrence Lucchino

              *                 Director
------------------------------                                December 15, 1997
     Jerome J. Pomerance

              *                 Director
------------------------------                                December 15, 1997
      Enrique F. Senior

              *                 Director
------------------------------                                December 15, 1997
         Eduardo Sitt

              *                 Director
------------------------------                                December 15, 1997
      John B. Torkelsen




* By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 3 to the Registration Statement on behalf of the persons indicated.


By:     /s/ BROWN F WILLIAMS
      -------------------------
          Brown F Williams
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

1.1+        --Form of Underwriting Agreement

3.1+        --Restated Certificate of Incorporation

3.2+        --Bylaws

4.1+        --Specimen Common Stock Certificate

4.2+        --Form of Warrant for the purchase of 400,000 shares of Common Stock issued to the Representatives

4.3+        --Form of Warrant for the purchase of shares of Common Stock issued in connection with the Company's bridge financing in October 1997

4.4+        --Form of warrant for the purchase of shares of Common Stock issued by the Company

5.1         --Opinion of Smith, Stratton, Wise, Heher & Brennan

10.1+       --Amended 1993 Stock Option Plan

10.2+       --Form of Employee Confidentiality, Invention Assignment and Non-Compete Agreement

10.3+       --Form of Consultant Confidentiality, Invention Assignment and Non-Compete Agreement

10.4+**     --Research Agreement dated November 1, 1990 between the Company and David Sarnoff Research Center,
              Inc., as amended by Agreement dated August 9, 1991, letter dated July 1, 1992, Letter Agreement dated July 9, 1992, letter dated November 30, 1992, and Agreement dated June 26, 1995 and effective as of December 31, 1993

10.5+**     --License Agreement dated as of July 24, 1996 between the Company and the General Electric Company

10.6+       --Letter Agreement dated May 1, 1993 between the Company and Grupo Sitt, as amended by Letter
              Agreement dated June 25, 1993

10.7+       --License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V.

10.8+       --Letter Agreement dated February 3, 1995 between the Company and Capital Cities/ABC, Inc., as amended by Letter Agreement dated August 29, 1996 between the Company and ESPN, Inc. and by letter dated
              April 22, 1996

10.9+       --License Agreement dated December 18, 1995 between the Company and Theseus Research, Inc.

10.10+      --Second Amended and Restated Registration Rights Agreement dated as of February 2, 1996, as amended by agreement dated October 20, 1997 and by agreement dated October 30, 1997

10.11+      --Employment Agreement dated January 24, 1997 between the Company and Brown F Williams

10.12+      --Employment Agreement dated January 24, 1997 between the Company and Douglas J. Greenlaw

10.13+      --Employment Agreement dated March 4, 1997 between the Company and Samuel A. McCleery

10.14+      --Lease Agreement dated April 21, 1997 between the Company and 1325 Limited Partnership

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
10.15+      --Promissory Note dated May 31, 1997 of Princeton Venture Research, Inc. in favor of the Company

10.16+      --Promissory Note dated May 31, 1997 of John B. Torkelsen in favor of the Company

10.17+      --Promissory Note dated May 31, 1997 of Pamela R. Torkelsen in favor of the Company

10.18+      --Promissory Note dated July 15, 1997 of Princeton Venture Research, Inc. in favor of the Company

10.19+      --Promissory Note dated July 15, 1997 of Pamela R. Torkelsen in favor of the Company

10.20+      --Lease Agreement dated July 16, 1997 between the Company and Princeton South at Lawrenceville One

10.21+      --Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company

10.22+      --Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams

10.23+      --Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company

10.24+      --Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery

10.25+      --Assignment dated January 22, 1992 by Roy Jonathon Rosser and Martin Leach to the Company regarding a patent.

10.26+      --Assignment dated October 22, 1993 by Roy Jonathon Rosser and Brown F Williams to the Company
              regarding a patent.

10.27+      --Assignment dated January 30, 1995 by Roy Rosser, Subhodev Das, Yi Tan and Peter von Kaenel to the
              Company regarding a patent.

11.1+       --Statement regarding computation of per share earnings

21.1+       --Subsidiaries of the Registrant

23.1        --Consent of Coopers & Lybrand L.L.P., independent public accountants

23.2        --Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1)

24.1+       --Power of Attorney (included on the signature page to the Registration Statement)

27.1+       --Financial Data Schedule

------------------------

** Confidential treatment has been requested with respect to a portion of this Exhibit.

+   Previously filed.